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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                       41-1849591
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

   600 South Highway 169, Suite 1800
       St. Louis Park, Minnesota                                 55426
(Address of Principal Executive Offices)                      (Zip Code)


             METRIS COMPANIES INC. ANNUAL INCENTIVE BONUS PLAN -
                         DESIGNATED CORPORATE OFFICERS
              METRIS COMPANIES INC. MANAGEMENT STOCK PURCHASE PLAN
                           (Full titles of the plans)

                                    Copy to:

         Z. Jill Barclift, Esq.                 Elizabeth C. Hinck, Esq.
        Executice Vice President,                 Dorsey & Whitney LLP
      Secretary and General Counsel              Pillsbury Center South
          Metris Companies Inc.                  220 South Sixth Street
    600 South Highway 169, Suite 1800         Minneapolis, Minnesota 55402
     St. Louis Park, Minnesota 55426
(Name and address of agent for service)

                                 (612) 525-5020
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
    Title of securities to be       Amount to be      offering price per    aggregate offering      registration
           registered                registered           share(1)                 price                 fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value, to be
issued pursuant to the Plans (2)    600,000 shares       $30.9675               $18,580,500           $4,905.26

Plan Interests (3)                  (3)                  (3)                    (3)                   (3)
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices for shares of the registrant's Common Stock on the New York Stock Exchange on November 23, 1999.

(2) This registration statement registers the number of shares of Common Stock indicated for each of the following plans: Metris Companies Inc. Annual Incentive Bonus Plan - Designated Corporate Officers (300,000) and Metris Companies Inc. Management Stock Purchase Plan (300,000).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that have been filed by Metris Companies Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999; and the Company's Current Reports on Form 8-K dated June 22, 1999 and November 15, 1999;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated April 26, 1999, and any amendment or reports filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

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     In accordance with the DGCL, the Certificate of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholders for monetary damages except to the extent provided by the DGCL (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. The Certificate and the By-laws of the Company provide for indemnification of the Company's officers and directors to the fullest extent permitted by applicable law.

     In addition, the Company has additional insurance policies which may provide coverage for its officers and directors in certain situations where the Company cannot directly indemnify such officers or directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

  Exhibit
   Number                                Description
  -------                                -----------

    4.1 Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit
                  3.1 to the Registrant's Registration Statement on Form 8-A, dated April 26, 1999, Registration No. 001-12351).

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 001-12351).

    4.3           Form of Common Stock Certificate of the Company.

    5.1           Opinion of Dorsey & Whitney LLP.

   23.1           Consent of KPMG LLP, Independent Public Accountants.

   23.2           Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

   24.1           Power of Attorney.

ITEM 9. UNDERTAKINGS

A.   Post-Effective Amendments

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on December 1, 1999.

                                        METRIS COMPANIES INC.


                                        By    /s/ Ronald N. Zebeck
                                          -------------------------------------
                                          Ronald N. Zebeck
                                          President, Chief Executive
                                          Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By  /s/ Ronald N. Zebeck                                Dated: December 1, 1999
    -----------------------------------------
    Ronald N. Zebeck
    President, Chief Executive
    Officer and Director
    (Principal Executive Officer)


By  /s/ David D. Wesselink                              Dated: December 1, 1999
    -----------------------------------------
    David D. Wesselink
    Executive Vice President,
    Chief Financial Officer
    (Principal Financial Officer)


By  /s/ Jean C. Benson                                  Dated: December 1, 1999
    -----------------------------------------
    Jean C. Benson
    Senior Vice President, Finance,
    Corporate Controller
    (Principal Accounting Officer)

By                       *
    -----------------------------------------
    Theodore Deikel
    Chairman of the Board of Directors

By                       *
    -----------------------------------------
    Lee R. Anderson, Sr.
    Director

By                       *
    -----------------------------------------
    John A. Cleary
    Director

By                       *
    -----------------------------------------
    Walter M. Hoff
    Director

By                       *
    -----------------------------------------
    Derek V. Smith
    Director
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By                       *
    -----------------------------------------
    Frank D. Trestman
    Director

By                       *
    -----------------------------------------
    David V. Harkins
    Director

By                       *
    -----------------------------------------
    C. Hunter Boll
    Director

By                       *
    -----------------------------------------
    Thomas M. Hagerty
    Director

By                       *
    -----------------------------------------
    Thomas H. Lee
    Director

*By /s/ Z. Jill Barclift                               Dated: December 1, 1999
    -----------------------------------------
    Z. Jill Barclift, Esq. or
    David D. Wesselink
    Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Metris Companies Inc. Annual Incentive Bonus Plan - Designated Corporate Officers) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on December 1, 1999.


                                    METRIS COMPANIES INC. ANNUAL INCENTIVE
                                    BONUS PLAN - DESIGNATED CORPORATE OFFICERS


                                    By       /s/ David D. Wesselink
                                      ----------------------------------------
                                      David D. Wesselink
                                      Executive Vice President, Chief Financial
                                      Officer
                                      (Principal Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Metris Companies Management Stock Purchase
Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis Park, State of Minnesota, on December 1, 1999.


                                    METRIS COMPANIES INC. MANAGEMENT STOCK
                                    PURCHASE PLAN


                                    By      /s/ David D. Wesselink
                                      ----------------------------------------
                                      David D. Wesselink
                                      Executive Vice President, Chief Financial
                                      Officer
                                      (Principal Financial Officer)

                                  EXHIBIT INDEX


Exhibit
 Number                                Description
-------                                -----------

    4.1 Amended and Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, dated April 26, 1999, Registration No. 001-12351).

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 001-12351).

    4.3   Form of Common Stock Certificate of the Company.

    5.1   Opinion of Dorsey & Whitney LLP.

   23.1   Consent of KPMG LLP, Independent Public Accountants.

   23.2   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

   24.1   Power of Attorney.